                                    Exhibit 99.1

Contact
Black Box Corporation
Gary Doyle
Vice President of Corporate Communications and Investor Relations
Phone: (724) 873-6788
Email: investors@blackbox.com

FOR IMMEDIATE RELEASE
BLACK BOX CORPORATION REPORTS FIRST QUARTER OF FISCAL 2015 RESULTS

PITTSBURGH, PENNSYLVANIA, July 29, 2014 - Black Box Corporation (NASDAQ:BBOX), a leading technology solutions provider dedicated to helping customers design, build, manage, and secure their IT infrastructure, today reported results for the first quarter of Fiscal 2015.
1Q15 Results

•	Revenues were $245.2 million, down 1% from $246.9 million for the same period last year and up 3% from $238.3 million in the sequential period.

•
Provision for income taxes was $3.5 million (47.2% effective rate), down 22% from $4.5 million (39.5% effective rate) for the same period last year and compared to benefit from income taxes of $11.1 million (7.6% effective rate) in the sequential period.

•	Net income was $3.9 million, down 43% from $6.9 million for the same period last year and compared to net loss of $135.0 million in the sequential period.

•	Diluted earnings per share was $0.25, down 41% from $0.43 for the same period last year and compared to diluted loss per share of $8.65 in the sequential period.

•	Operating net income* was $6.4 million, down 27% from $8.7 million for the same period last year and down 16% from $7.6 million in the sequential period.

•	Operating EPS* was $0.41, down 24% from $0.54 for the same period last year and down 15% from $0.48 in the sequential period.

•
Cash flow used for operations was $5.9 million compared to cash flow provided by operations of $20.5 million for the same period last year and cash flow provided by operations of $28.4 million in the sequential period.

•	We provided $4.4 million to our shareholders by repurchasing $3.0 million of common stock and paying $1.4 million in dividends.
* See the information under the caption "Non-GAAP Financial Measures" below for a discussion regarding the usefulness of the non-GAAP financial measures contained in this release, definitions of those non-GAAP financial measures and reconciliations to their most directly comparable GAAP financial measures.

                                    Exhibit 99.1

Commenting on the first quarter of Fiscal 2015 results, Michael McAndrew, President and Chief Executive Officer, said, "I am very pleased with the sequential quarter and year over year growth in North America Services revenue and consolidated revenue backlog.  These are indicators that our growth programs are gaining traction and our team is delivering desired outcomes to our clients.
We will continue to invest in our transformation with a focus on efficiently delivering innovative IT product and service solutions to our clients.  I am confident that these initiatives will continue to widen our competitive advantage and drive value for our shareholders."
Guidance
For the second quarter of Fiscal 2015, the Company is targeting:

•	Revenues in the range of $250 million to $255 million.

•	Operating earnings per share in the range of $0.50 to $0.55.
For Fiscal 2015, the Company is targeting:

•	Revenues in the range of $990 million to $1.01 billion.

•	Operating earnings per share in the range of $2.07 to $2.27.
Included in these targets is an effective tax rate of 39.0%. These targets exclude intangibles amortization, restructuring expense and the impact of changes in the fair market value of the Company's interest-rate swaps, and are before any new mergers and acquisition activity that has not been announced.
Earnings Conference Call
The Company will conduct a conference call beginning at 5:00 p.m. Eastern Daylight Time today, July 29, 2014. Michael McAndrew, President and Chief Executive Officer, will host the call. To participate in the call, please dial 612-332-0107 approximately 15 minutes prior to the starting time and ask to be connected to the Black Box Earnings Call. A replay of the conference call will be available for one week after the teleconference by dialing 320-365-3844 and using access code 331159. A live, listen-only audio webcast of the call will be available through a link on the Investor Relations page of the Company's Web site at http://www.blackbox.com. A webcast replay of the call will also be archived on Black Box's Web site for a limited period of time following the conference call.
About Black Box
Black Box is a leading technology solutions provider dedicated to helping customers design, build, manage, and secure their IT infrastructure. Black Box delivers high-value products and services through its global presence and approximately 4,000 team members. To learn more, visit the Black Box Web site at http://www.blackbox.com.
Black Box® and the Double Diamond logo are registered trademarks of BB Technologies, Inc.

                                    Exhibit 99.1

Any forward-looking statements contained in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and speak only as of the date of this release. You can identify these forward-looking statements by the fact that they use words such as "should," "anticipate," "estimate," "approximate," "expect," "target," "may," "will," "project," "intend," "plan," "believe" and other words of similar meaning and expression in connection with any discussion of future operating or financial performance. One can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. Although it is not possible to predict or identify all risk factors, they may include levels of business activity and operating expenses, expenses relating to corporate compliance requirements, cash flows, global economic and business conditions, successful integration of acquisitions, the timing and costs of restructuring programs, successful marketing of the Company's product and services offerings, successful implementation of the Company's M&A program, including identifying appropriate targets, consummating transactions and successfully integrating the businesses, successful implementation of our government contracting programs, competition, changes in foreign, political and economic conditions, fluctuating foreign currencies compared to the U.S. dollar, rapid changes in technologies, client preferences, the Company's arrangements with suppliers of voice equipment and technology, government budgetary constraints and various other matters, many of which are beyond the Company's control. Additional risk factors are included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2014. We can give no assurance that any goal, plan or target set forth in forward-looking statements will be achieved and readers are cautioned not to place undue reliance on such statements, which speak only as of the date made. We undertake no obligation to release publicly any revisions to forward-looking statements as a result of future events or developments and caution you not to unduly rely on any such forward-looking statements.

                                    Exhibit 99.1

BLACK BOX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

In millions and may not foot due to rounding	June 28, 2014	March 31, 2014
Assets
Cash and cash equivalents	$27.8	$30.8
Accounts receivable, net	171.2	156.5
Inventories, net	53.7	52.2
Costs/estimated earnings in excess of billings on uncompleted contracts	88.0	89.8
Other assets	24.7	27.0
Total current assets	365.4	356.3
Property, plant and equipment, net	29.3	29.1
Goodwill, net	193.2	193.0
Intangibles, net	96.0	98.6
Other assets	32.4	35.0
Total assets	$716.3	$712.0
Liabilities
Accounts payable	$69.7	$64.6
Accrued compensation and benefits	20.0	26.1
Deferred revenue	30.8	33.8
Billings in excess of costs/estimated earnings on uncompleted contracts	16.8	15.9
Income taxes	1.2	3.2
Other liabilities	35.6	37.0
Total current liabilities	174.2	180.6
Long-term debt	170.5	160.4
Other liabilities	19.6	19.8
Total liabilities	$364.3	$360.9
Stockholders’ equity
Common stock	$—	$—
Additional paid-in capital	494.7	492.4
Retained earnings	251.6	249.2
Accumulated other comprehensive income	7.5	7.3
Treasury stock, at cost	(401.8)	(397.9)
Total stockholders’ equity	$352.0	$351.1
Total liabilities and stockholders’ equity	$716.3	$712.0

                                    Exhibit 99.1

BLACK BOX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

In millions, except per share amounts and may not foot due to rounding	1Q15	4Q14	1Q14
Revenues
Products	$43.2	$46.2	$48.2
Services	202.0	192.1	198.7
Total	245.2	238.3	246.9
Cost of sales
Products	25.3	27.0	28.5
Services	144.7	135.7	141.4
Total	170.0	162.6	169.9
Gross profit	75.2	75.6	77.0
Selling, general & administrative expenses	64.0	63.4	61.3
Goodwill impairment loss	—	154.4	—
Intangibles amortization	2.7	2.7	3.3
Operating income (loss)	8.6	(144.9)	12.5
Interest expense, net	1.1	1.1	0.9
Other expenses (income), net	—	0.1	0.1
Income (loss) before provision for income taxes	7.5	(146.1)	11.4
Provision (benefit) for income taxes	3.5	(11.1)	4.5
Net income (loss)	$3.9	$(135.0)	$6.9
Earnings (loss) per common share
Basic	$0.25	$(8.65)	$0.43
Diluted	$0.25	$(8.65)	$0.43
Weighted-average common shares outstanding
Basic	15.5	15.6	16.1
Diluted	15.6	15.6	16.2
Dividends per share	$0.10	$0.09	$0.09

                                    Exhibit 99.1

BLACK BOX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

In millions and may not foot due to rounding	1Q15	4Q14	1Q14
Operating Activities
Net income (loss)	$3.9	$(135.0)	$6.9
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities
Intangibles amortization	2.7	2.7	3.3
Depreciation	1.7	1.6	1.4
Loss (gain) on sale of property	—	—	—
Deferred taxes	2.4	(13.7)	2.1
Stock compensation expense	2.3	1.1	2.4
Change in fair value of interest-rate swaps	(0.2)	(0.2)	(0.5)
Goodwill impairment loss	—	154.4	—
Joint venture investment loss	—	—	—
Changes in operating assets and liabilities (net of acquisitions)
Accounts receivable, net	(14.5)	11.4	7.5
Inventories, net	(1.4)	0.5	1.0
Costs/estimated earnings in excess of billings on uncompleted contracts	1.7	2.1	4.3
All other assets	2.8	(2.0)	(0.1)
Billings in excess of costs/estimated earnings on uncompleted contracts	0.9	0.3	2.4
Accounts payable	5.2	4.4	(2.6)
All other liabilities	(13.4)	0.9	(7.7)
Net cash provided by (used for) operating activities	$(5.9)	$28.4	$20.5
Investing Activities
Capital expenditures	$(1.9)	$(1.8)	$(2.0)
Capital disposals	—	—	—
Prior merger-related (payments)/recoveries	—	—	—
Net cash provided by (used for) investing activities	$(1.9)	$(1.8)	$(2.0)
Financing Activities
Proceeds (repayments) from long-term debt	$10.1	$(18.9)	$(9.4)
Proceeds (repayments) from short-term debt	0.8	(1.7)	(0.1)
Purchase of treasury stock	(3.9)	(3.0)	(6.8)
Proceeds from the exercise of stock options	—	—	—
Payment of dividends	(1.4)	(1.4)	(1.3)
Increase (decrease) in cash overdrafts	(0.2)	0.2	—
Net cash provided by (used for) financing activities	$5.3	$(24.9)	$(17.6)
Foreign currency exchange impact on cash	$(0.6)	$3.4	$(0.1)
Increase/(decrease) in cash and cash equivalents	$(3.0)	$5.2	$0.9
Cash and cash equivalents at beginning of period	30.8	25.6	30.7
Cash and cash equivalents at end of period	$27.8	$30.8	$31.6

                                    Exhibit 99.1

Non-GAAP Financial Measures
As a supplement to United States Generally Accepted Accounting Principles ("GAAP"), the Company provides non-GAAP financial measures such as operating income before provision for income taxes ("EBIT"), operating net income, operating earnings per share ("EPS"), revenues excluding foreign currency, adjusted operating income, Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), Adjusted EBITDA and free cash flow to illustrate the Company's operational performance. These non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all of the Company's competitors and may not be directly comparable to similarly-titled measures of the Company's competitors due to potential differences in the exact method of calculation. However, each of the amounts included in the calculation of non-GAAP financial measures are computed in accordance with GAAP. See below for reconciliations to the most directly comparable GAAP financial measures.
Management uses these non-GAAP financial measures (a) to evaluate the Company's historical and prospective financial performance as well as its performance relative to its competitors, (b) to set internal sales targets and associated operating budgets, (c) to allocate resources and (d) to measure operational profitability. Management uses similar non-GAAP measures as an important factor in determining variable compensation for Management and its team members.
Non-GAAP financial measures are not in accordance with, or an alternative for, GAAP financial measures. The Company's non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.
Operating EBIT, operating net income and operating EPS
Management believes that operating EBIT, defined by the Company as net income (loss) plus provision (benefit) for income taxes and adjustments, operating net income, defined by the Company as operating EBIT less operational income taxes, and operating EPS, defined as operating net income divided by weighted average common shares outstanding (diluted), provide investors additional important information to enable them to assess, in the way Management assesses, the Company's current and future operations. Adjustments include intangibles amortization, the change in fair value of the interest-rate swaps, goodwill impairment loss and the joint venture investment loss, each of which are non-cash charges, and restructuring, which is a cash charge.
A reconciliation of Net income (loss) to operating EBIT and Operating net income is presented below:

In millions and may not foot due to rounding	1Q15	4Q14	1Q14
Net income (loss)	$3.9	$(135.0)	$6.9
Provision (benefit) for income taxes	3.5	(11.1)	4.5
Effective tax rate	47.2%	7.6%	39.5%
Income (loss) before provision for income taxes	$7.5	$(146.1)	$11.4

Adjustments
Intangible amortization	$2.7	$2.7	$3.3
Change in fair value of interest-rate swaps	(0.2)	(0.2)	(0.5)
Restructuring expense	0.6	1.7	0.1
Goodwill impairment loss	—	154.4	—
Joint venture investment loss	—	—	—
Total pre-tax adjustments	$3.1	$158.6	$2.9

Operating EBIT	$10.5	$12.6	$14.4
Operational effective tax rate	39.0%	39.5%	39.5%
Operational income taxes (1)	4.1	5.0	5.7
Operating net income	$6.4	$7.6	$8.7
(1) The effective tax rate used to determine operational income taxes is based on the Company's projected full-year ordinary income tax expense and the projected full-year impact of certain discreet tax items.

                                    Exhibit 99.1

A reconciliation of Diluted earnings (loss) per share to operating EPS is presented below:

	1Q15	4Q14	1Q14
Diluted earnings (loss) per share	$0.25	$(8.65)	$0.43
EPS impact *	0.16	9.13	0.11
Operating EPS	$0.41	$0.48	$0.54
* EPS impact is the result of excluding the provision for income taxes and the adjustments and utilizing an operational effective tax rate.
Revenues excluding foreign currency
Management is presented with and reviews revenues which exclude foreign currency and enable an investor to assess, in the way Management assesses, revenues from its core operations.
Information on quarterly revenues excluding foreign currency compared to the same period last year is presented below:

In millions and may not foot due to rounding	1Q15	1Q14	% Change
Revenues	$245.2	$246.9	(1)%
Foreign currency impact - North America Products	0.1	—
Foreign currency impact - North America Services	0.3	—
Foreign currency impact - International Products	(0.4)	—
Foreign currency impact - International Services	(0.4)	—
Revenues (excluding foreign currency)	$244.8	$246.9	(1)%
Information on quarterly revenues excluding foreign currency compared to the sequential quarter is presented below:

In millions and may not foot due to rounding	1Q15	4Q14	% Change
Revenues	$245.2	$238.3	3%
Foreign currency impact - North America Products	—	—
Foreign currency impact - North America Services	—	—
Foreign currency impact - International Products	(0.1)	—
Foreign currency impact - International Services	—	—
Revenues (excluding foreign currency)	$245.0	$238.3	3%

                                    Exhibit 99.1

Segment Information
Management is presented with and reviews Revenues, Gross profit, Operating income (loss) and Adjusted operating income by segment. Management believes that Adjusted operating income, defined by the Company as Operating income (loss) plus adjustments, provides investors additional important information to enable them to assess, in the way Management assesses, the Company's current and future operations. Adjustments include intangibles amortization, goodwill impairment loss and restructuring expense.
A reconciliation of Operating income (loss) to Adjusted operating income (by segment) is presented below:

	1Q15		4Q14		1Q14
In millions and may not foot due to rounding	$	% of Rev	$	% of Rev	$	% of Rev
Revenues
North America Products	$19.7		$20.7		$21.0
International Products	23.5		25.6		27.2
Total Products	$43.2		$46.2		$48.2
North America Services	$194.3		$183.5		$189.7
International Services	7.7		8.5		9.0
Total Services	$202.0		$192.1		$198.7
Total	$245.2		$238.3		$246.9
Gross profit
North America Products	$8.0	40.3%	$8.4	40.5%	$8.9	42.4%
International Products	10.0	42.5%	10.9	42.6%	10.8	39.8%
Total Products	$17.9	41.5%	$19.2	41.6%	$19.7	40.9%
North America Services	$55.2	28.4%	$54.8	29.9%	$55.2	29.1%
International Services	2.1	26.7%	1.6	18.8%	2.1	23.6%
Total Services	$57.3	28.4%	$56.4	29.4%	$57.3	28.8%
Total	$75.2	30.7%	$75.6	31.7%	$77.0	31.2%
Operating income (loss)
North America Products	$1.4	7.3%	$(41.2)	(199.4)%	$1.1	5.2%
International Products	0.3	1.3%	(18.8)	(73.7)%	1.6	6.1%
Total Products	$1.8	4.0%	$(60.0)	(129.9)%	$2.8	5.7%
North America Services	$6.2	3.2%	$(79.8)	(43.5)%	$9.4	5.0%
International Services	0.6	7.5%	(5.1)	(59.2)%	0.3	3.1%
Total Services	$6.8	3.4%	$(84.8)	(44.2)%	$9.7	4.9%
Total	$8.6	3.5%	$(144.9)	(60.8)%	$12.5	5.0%
Adjustments
North America Products	$—		$42.7		$—
International Products	0.1		20.4		—
Total Products	$0.1		$63.2		$—
North America Services	$3.1		$90.5		$3.4
International Services	—		5.2		—
Total Services	$3.1		$95.7		$3.4
Total	$3.3		$158.8		$3.4
Adjusted operating income
North America Products	$1.5	7.5%	$1.5	7.4%	$1.1	5.3%
International Products	0.4	1.8%	1.6	6.3%	1.7	6.1%
Total Products	$1.9	4.4%	$3.2	6.8%	$2.8	5.8%
North America Services	$9.4	4.8%	$10.7	5.8%	$12.8	6.8%
International Services	0.6	7.5%	0.1	1.3%	0.3	3.3%
Total Services	$9.9	4.9%	$10.8	5.6%	$13.1	6.6%
Total	$11.8	4.8%	$14.0	5.9%	$15.9	6.4%

                                    Exhibit 99.1

EBITDA and Adjusted EBITDA
Management believes that EBITDA, defined as Net income (loss) plus provision (benefit) for income taxes, interest, depreciation and amortization, is a widely-accepted measure of profitability that may be used to measure the Company's ability to service its debt. Adjusted EBITDA, defined as EBITDA plus stock compensation expense, the goodwill impairment loss and the joint venture investment loss may also be used to measure the Company's ability to service its debt.
A reconciliation of Net income (loss) to EBITDA and Adjusted EBITDA is presented below:

In millions and may not foot due to rounding	1Q15	4Q14	1Q14
Net income (loss)	$3.9	$(135.0)	$6.9
Provision (benefit) for income taxes	3.5	(11.1)	4.5
Interest expense, net	1.1	1.1	0.9
Intangibles amortization	2.7	2.7	3.3
Depreciation	1.7	1.6	1.4
EBITDA	$13.0	$(140.7)	$17.0
Stock compensation expense	2.3	1.1	2.4
Goodwill impairment loss	—	154.4	—
Joint venture investment loss	—	—	—
Adjusted EBITDA	$15.3	$14.9	$19.5
Free cash flow
Management believes that free cash flow, defined by the Company as Net cash provided by (used for) operating activities less net capital expenditures, plus Proceeds from stock option exercises, plus or minus Foreign currency exchange impact on cash, is an important measurement of liquidity as it represents the total cash available to the Company.
A reconciliation of Net cash provided by (used for) operating activities to free cash flow is presented below:

In millions and may not foot due to rounding	1Q15	4Q14	1Q14
Net cash provided by (used for) operating activities	$(5.9)	$28.4	$20.5
Net capital expenditures	(1.9)	(1.8)	(2.0)
Foreign currency exchange impact on cash	(0.6)	3.4	(0.1)
Free cash flow before stock option exercises	$(8.3)	$30.1	$18.5
Proceeds from the exercise of stock options	—	—	—
Free cash flow	$(8.3)	$30.1	$18.5
Significant Balance Sheet ratios and Other Information
Information on certain balance sheet ratios, backlog and headcount is presented below:

Dollars In millions	1Q15	4Q14	1Q14
Days sales outstanding	57 days	54 days	51 days
Aggregate days sales outstanding	84 days	86 days	80 days
Net inventory turns	10.3x	9.3x	9.2x
Six-month order backlog	$197.6	$183.4	$184.6
Team members	3,858	3,959	4,044
Net debt	$142.8	$129.6	$146.7
Leverage ratio	2.6	2.3	2.2